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Exhibit 21.1

Subsidiaries of the Registrant

•	Dixie Container Corporation
	State of Incorporation:	Virginia
	Other trade names used:	Packaging Corporation of Ohio
•	PCA Hydro, Inc.
	State of Incorporation:	Delaware
	Other trade names used:	None
•	Packaging Corporation of Illinois
	State of Incorporation:	Delaware
	Other trade names used:	Acorn Corrugated Box Company
•	PCA International, Inc.
	State of Incorporation:	Delaware
	Other trade names used:	None
• PCA International Services, LLC
	State of Incorporation:	Delaware
	Other trade names used:	None
• PCAI de Mexico S. de R.L. de C.V.
	State of Incorporation:	Sonora, Mexico
	Other trade names used:	None
•	Packaging Credit Company, LLC
	State of Incorporation:	Delaware
	Other trade names used:	none
• Packaging Receivables Company, LLC
	State of Incorporation:	Delaware
	Other trade names used:	none

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  Exhibit 21.1
Subsidiaries of the Registrant